EXHIBIT 99.1

Certification of Principal Executive Officer Pursuant to 18 U.S.C. 1350

In connection with the Quarterly Report on Form 10-Q (the "Report") of Cedar Fair, L.P. (the "Company") for the period ending June 30, 2002, I, Richard L. Kinzel, President and Chief Executive Officer of Cedar Fair Management Company, General Partner of the Company, certify that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2002	/s/ Richard L. Kinzel
Richard L. Kinzel
President and Chief Executive
Officer